Patrick Rodgers, CPA, PA
309 East Citrus Street
Altamonte Springs, Florida 32701
407-331-166

Neuro -Biotech Corp.
Aeschenvorstadt 71
Basel, BS CH-4051
Switzerland

Re: Neuro-Biotech Corp.

I have read the statements that I understand Neuro-Biotech Corp. will include under Item 4.01 of the Form 8-K report it will file regarding its recent change of auditors. I agree with such statements made regarding Patrick Rodgers, CPA, PA.

Patrick E. Rodgers, CPA
Patrick Rodgers, CPA, PA